Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-190038 December 15, 2014 Barclays Bank PLC Trigger Autocallable Optimization Securities
Linked to the EURO STOXX 50® Index due on or about December 31, 2019
Investment Description
Trigger Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the EURO STOXX 50® Index (the “Underlying Index”). The Issuer will automatically call the Securities if the closing level of the Underlying Index on any Observation Date (quarterly, beginning after one year) is greater than or equal to the closing level of the Underlying Index on the Trade Date (the “Initial Level”). If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate. If the Securities are not automatically called and the closing level of the Underlying Index on the Final Valuation Date (the “Final Level”) is greater than or equal to the specified Trigger Level, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the Final Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Level is observed relative to the Final Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Call Return Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.
Features	Key Dates1
❑    Automatic Call: The Issuer will automatically call the Securities if the closing level of the Underlying Index on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Level. If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

❑    Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Final Level is greater than or equal to the Trigger Level, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the Final Level is less than the Trigger Level, the Issuer will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the negative Underlying Return. The Trigger Level is observed relative to the Final Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.
	Trade Date:	December 29, 2014
	Settlement Date:	December 31, 2014
	Observation Dates2:	Quarterly, beginning January 4, 2016
	Final Valuation Date2:	December 24, 2019
	Maturity Date2:	December 31, 2019

1          Expected. In the event we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed so that the stated term of the Securities remains the same.
 2         Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-6 OF THIS FREE WRITING PROSPECTUS, “RISK FACTORS” BEGINNING ON PAGE S-5 OF THE PROSPECTUS SUPPLEMENT AND “KEY RISKS” BEGINNING ON PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
Security Offering
We are offering Trigger Autocallable Optimization Securities linked to the EURO STOXX 50® Index. The actual Trigger Level and Initial Level will be determined on the Trade Date. The Initial Level will be the closing level of the Underlying Index on the Trade Date The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof..

Underlying Index	Call Return Rate	Initial Level	Trigger Level	CUSIP/ ISIN
EURO STOXX 50® Index (SX5E)	8.00% per annum	•	61.00% to 67.00% of the Initial Level (rounded to two decimal places)	06742Y196 / US06742Y1964
See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and this free writing prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
	Initial Issue Price1	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.25	$9.75
Total	$•	$•	$•
1
Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.400 and $9.595 per Security. The estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 of this free writing prospectus.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue — Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this free writing prospectus differ from those in the prospectus, prospectus supplement or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities
The range of the estimated value of the Securities referenced above may not correlate on a linear basis with the range for the Trigger Level set forth in this free writing prospectus. We determined the size of the range for the Trigger Level based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately eight months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page FWP-6 of this free writing prospectus.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

FWP-2

Investor Suitability
The Securities may be suitable for you if:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Underlying Index.

♦     You believe the closing level of the Underlying Index is likely to be greater than or equal to the Initial Level on any one of the Observation Dates, and, if it is not, you can tolerate not receiving a positive return on the Securities.

♦     You believe the Final Level is not likely to be less than the Trigger Level and, if it is, you can tolerate a loss of all or a substantial portion of your investment.

♦     You understand and accept that you will not participate in any appreciation of the Underlying Index, which may be significant, and that your return potential on the Securities is limited to any Call Return paid on the Securities.

♦     You are willing and able to hold securities that will be called on the earliest Observation Date (quarterly, beginning after one year) on which the closing level of the Underlying Index is greater than or equal to the Initial Level, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You would be willing to invest in the Securities if the Trigger Level percentage were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Trigger Level will be determined on the Trade Date).

♦     You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Underlying Index.

♦     You seek an investment with returns linked to companies in the Eurozone.

♦     You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Underlying Index.

♦     You do not believe the closing level of the Underlying Index is likely to be greater than or equal to the Initial Level on any one of the Observation Dates, or you cannot tolerate not receiving a positive return on the Securities.

♦     You believe the Final Level is likely to be less than the Trigger Level, which could result in a total loss of your initial investment.

♦     You seek an investment that participates in the full appreciation in the level of the Underlying Index and whose return is not limited to any Call Return paid on the Securities.

♦     You are unable or unwilling to hold securities that will be called on the earliest Observation Date (quarterly, beginning after one year) on which the closing level of the Underlying Index is greater than or equal to the Initial Level, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦     You would be unwilling to invest in the Securities if the Trigger Level percentage were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Trigger Level will be determined on the Trade Date).

♦     You seek current income from your investment, or you prefer to receive any dividends paid on the securities composing the Underlying Index.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You do not seek an investment with returns based on the performance of companies in the Eurozone.

♦     You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-6 of this free writing prospectus, the “Risk Factors” beginning on page S-6 of the prospectus supplement and the “Risk Factors” beginning on page IS-2 of the index supplement for risks related to an investment in the Securities.

FWP-3

Indicative Terms1
Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term2:	Five years, unless called earlier
Underlying Index3:	The Securities are linked to the EURO STOXX 50® Index (the “Underlying Index”).
Call Feature:
The Issuer will automatically call the Securities if the closing level of the Underlying Index on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Level. If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

Observation Dates2,4:
The first Observation Date will occur on or about January 4, 2016; Observation Dates will occur quarterly thereafter as listed in the “Call Return/Call Return Rate” section below. The final Observation Date, December 24, 2019, is the “Final Valuation Date.”

Call Settlement Dates4:
Two (2) business days following the applicable Observation Date; provided that, if the Securities are automatically called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.

Call Price:	The Call Price will be calculated based on the following formula: $10.00 + ($10.00 × Call Return)
Call Return/Call Return Rate:
The Call Price will be based upon the applicable Call Return. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate. The Call Return Rate is equal to 8.00% per annum.
The table below sets forth the Observation Dates and Call Settlement Dates and the Call Return and Call Price that would be payable on the relevant Call Settlement date if the Securities are automatically called. If the Securities are automatically called, no further amounts will be owed to you under the Securities.

	Observation Date2, 4	Call Settlement Date2, 4	Call Return	Call Price
	January 4, 2016	January 6, 2016	8.00%	$10.80
	March 29, 2016	March 31, 2016	10.00%	$11.00
	June 28, 2016	June 30, 2016	12.00%	$11.20
	September 28, 2016	September 30, 2016	14.00%	$11.40
	December 28, 2016	December 30, 2016	16.00%	$11.60
	March 29, 2017	March 31, 2017	18.00%	$11.80
	June 28, 2017	June 30, 2017	20.00%	$12.00
	September 27, 2017	September 29, 2017	22.00%	$12.20
	December 27, 2017	December 29, 2017	24.00%	$12.40
	March 27, 2018	March 29, 2018	26.00%	$12.60
	June 27, 2018	June 29, 2018	28.00%	$12.80
	September 26, 2018	September 28, 2018	30.00%	$13.00
	December 27, 2018	December 31, 2018	32.00%	$13.20
	March 27, 2019	March 29, 2019	34.00%	$13.40
	June 26, 2019	June 28, 2019	36.00%	$13.60
	September 26, 2019	September 30, 2019	38.00%	$13.80
	December 24, 2019	December 31, 2019	40.00%	$14.00
Payment at Maturity (per Security):
If the Securities are not automatically called and the Final Level is greater than or equal to the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security.
If the Securities are not automatically called and the Final Level is less than the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security  that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return; equal to:
$10.00 × (1 + Underlying Return)
Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Index declines. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Underlying Return:	Final Level – Initial Level Initial Level
Trigger Level:	61.00% to 67.00% of the Initial Level (rounded to two decimal places). The actual Trigger Level will be set on the Trade Date.
Initial Level:	The closing level of the Underlying Index on the Trade Date
Final Level:	The closing level of the Underlying Index on the Final Valuation Date
Calculation Agent:	Barclays Bank PLC
1	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
In the event that we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date and/or the Maturity Date may be changed to ensure that the stated term of the Securities remains the same.

3
For a description of adjustments that may affect the Underlying Index, see “Reference Assets — Indices — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

4
Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

FWP-4

Investment Timeline

Trade Date:	The closing level of the Underlying Index (the Initial Level) is observed and the Trigger Level is determined.

Quarterly (beginning after one year):
The Issuer will automatically call the Securities if the closing level of the Underlying Index on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Level.

If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

Maturity Date:
The Final Level is determined as of the Final Valuation Date.

If the Securities are not automatically called and the Final Level is greater than or equal to the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security.

If the Securities are not automatically called and the Final Level is less than the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return; equal to:

$10.00 × (1 + Underlying Return)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Index declines.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Level is observed relative to the Final Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Call Return Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.

FWP-5

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlying Index. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the Issuer will pay you the principal amount of your Securities only if the Final Level is greater than or equal to the Trigger Level and will make such payment only at maturity. If the Securities are not automatically called and the Final Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return. Accordingly, you may lose some or all of your principal.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at such time the level of the Underlying Index is greater than the Trigger Level.

♦
Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Index — The return potential of the Securities is limited to the pre-specified per annum Call Return Rate, regardless of any appreciation of the Underlying Index. In addition, because the Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate, the Call Price payable on the first Observation Date is less than the Call Price payable for later Observation Dates. Further, if the Securities are automatically called pursuant to the automatic call feature, you will not receive any other payment in respect of any Observation Dates after the applicable Call Settlement Date. If the Securities are not automatically called, you may be subject to the decline in the level of the Underlying Index even though you cannot participate in any of the Underlying Index’s appreciation. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the Underlying Index. Because the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.

♦
Reinvestment risk — If your Securities are automatically called early, the holding period over which you would receive the per annum Call Return Rate could be as short as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦
Higher Call Return Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlying Index reflects a higher expectation as of the Trade Date that the level of the Underlying Index could close below the Trigger Level on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Security. However, while the Call Return Rate is a fixed percentage, the Underlying Index’s volatility may change significantly over the term of the Securities. The level of the Underlying Index could fall sharply, which could result in a significant loss of principal.

♦
No interest payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is determined by the performance of the Underlying Index from the Trade Date to the applicable Observation Date, including the Final Valuation Date.

♦
Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦
Owning the Securities is not the same as owning the securities composing the Underlying Index — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing the Underlying Index. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of the securities composing the Underlying Index would have. Further, you will not participate in any appreciation of the Underlying Index, which could be significant even though you may be exposed to any decline of the Underlying Index at maturity.

♦
Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this free writing prospectus to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

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♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Index.

♦
Potential Barclays Bank PLC impact on value — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Underlying Index and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Index or the securities composing the Underlying Index, may adversely affect the level of the Underlying Index and, therefore, the market value of the Securities.

♦
The Underlying Return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the securities composing the Underlying Index are traded in a foreign currency and the Securities are denominated in U.S. dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the Underlying Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment with respect to the Securities.

♦
Non-U.S. securities markets risks — The securities composing the Underlying Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These securities may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the securities composing the Underlying Index are issued by companies located within the Eurozone. The Eurozone is and has been undergoing financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the Underlying Index, and, consequently, on the value of the Securities.

♦
Many economic and market factors will impact the value of the Securities — In addition to the level of the Underlying Index on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Index and the securities composing the Underlying Index;

♦	the time to maturity of the Securities;

♦	the market price and dividend rate on the securities composing the Underlying Index;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such

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as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦
The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Hypothetical Examples
The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities, with the assumptions as set forth below. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the total payment per $10.00 principal amount Security over the term of the Securities to $10.00. The hypothetical Initial Level of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Level. The actual Trigger Level percentage will be determined on the Trade Date and the actual Initial Level and resulting Trigger Level will be based on the closing level of the Underlying Index on the Trade Date. The Final Level will be the closing level of the Underlying Index on the Final Valuation Date. For historical data regarding the actual closing level of the Underlying Index, please see the historical information set forth under the section titled “EURO STOXX 50® Index” below. The examples below do not take into account any tax consequences from investing in the Securities. Numbers in the examples below have been rounded for ease of analysis.

Principal Amount:	$10.00
Term:	5 years (unless called earlier)
Call Return Rate:	8.00% per annum (or 2.00% per quarter)
Hypothetical Initial Level:	100.00
Hypothetical Trigger Level:
64.00, which is equal to 64.00% of the hypothetical Initial Level (64.00% is the midpoint of the range of 61.00% to 67.00% for the actual Trigger Level percentage). The actual Trigger Level percentage will be determined on the Trade Date and the actual Trigger Level will be based on the actual Initial Level.

Observation Dates:	Observation Dates will occur quarterly, beginning after one year, as set forth under “Indicative Terms—Call Return/Call Return Rate” in this free writing prospectus.

Example 1 — Securities Are Automatically Called on the First Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	110.00	Closing level of Underlying Index at or above Initial Level; Securities are automatically called; Issuer pays Call Price

Call Price (per $10.00 Security):		$10.80
Total Return:		8.00%

Because the closing level of the Underlying Index is greater than or equal to the Initial Level on the first Observation Date (which is approximately one year after the Trade Date), the Securities are automatically called on that Observation Date. The Issuer will pay you on the Call Settlement Date a Call Price of $10.80 per $10.00 principal amount Security for a 8.00% total return on the Securities. No further amounts will be owed to you under the Securities.

Example 2 — Securities Are Automatically Called on the Final Valuation Date

Date	Closing Level	Payment (per Security)
First Observation Date	85.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Second Observation Date	70.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Third Observation Date	80.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Level)	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	110.00	Closing level of Underlying Index at or above Initial Level; Securities are automatically called; Issuer pays Call Price

Call Price (per $10.00 Security):		$14.00
Total Return:		40.00%

Because the closing level of the Underlying Index is greater than or equal to the Initial Level on the Final Valuation Date, the Securities are automatically called on the Final Valuation Date. The Issuer will pay you on the Maturity Date a Call Price of $14.00 per $10.00 principal amount Security for a 40.00% total return on the Securities.

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Example 3 — Securities Are NOT Automatically Called and the Final Level Is Above the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	90.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Second Observation Date	60.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Third Observation Date	55.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Level)	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	75.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called. Final Level above Trigger Level; Issuer repays principal on Maturity Date.

Payment at Maturity (per $10.00 Security):		$10.00
Total Return:		0.00%

Because the closing level of the Underlying Index was less than the Initial Level on each Observation Date, the Securities are not automatically called. Because the Final Level is greater than or equal to the Trigger Level, the Issuer will pay you on the Maturity Date $10.00 per $10.00 principal amount Security, which is equal to your principal amount, for a 0.00% total return on the Securities.

Example 4 — Securities Are NOT Automatically Called and the Final Level Is Below the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	60.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Second Observation Date	65.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Third Observation Date	60.00	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Level)	Closing level of Underlying Index below Initial Level; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	45.00
Closing level of Underlying Index below Initial Level; Securities NOT automatically called. Closing level of Underlying Index below Trigger Level; Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Underlying Index.

Payment at Maturity (per $10.00 Security):		$4.50
Total Return:		-55.00%

Because the closing level of the Underlying Index was less than the Initial Level on each Observation Date, the Securities are not automatically called. Because the Final Level is less than the Trigger Level on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Underlying Return) = $10.00 × (1 + -55.00%) = $4.50

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What Are the Tax Consequences of an Investment in the Securities?
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying Index. Assuming this treatment is respected, upon a sale or exchange of your Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire your Securities. This gain or loss should be long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

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EURO STOXX 50® Index
The Underlying Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The Underlying Index provides a blue-chip representation of supersector leaders in the Eurozone. The Underlying Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

For more information about the Underlying Index, see “Non-Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the Underlying Index based on the daily closing levels of the Underlying Index from January 2, 2008 through December 12, 2014. The closing level of the Underlying Index on December 12, 2014 was 3,067.32. The dotted line represents a hypothetical Trigger Level of 1,963.08, which is equal to 64.00% of the closing level of the Underlying Index on December 12, 2014 (64.00% is the midpoint of the range of 61.00% to 67.00% for the actual Trigger Level percentage). The actual Trigger Level percentage will be determined on the Trade Date and the actual Trigger Level will be based on the closing level of the Underlying Index on the Trade Date.

We obtained the closing levels of the Underlying Index below from Bloomberg, L.P., without independent verification. The historical levels of the Underlying Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Underlying Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution
We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents will agree to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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